UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 9, 2016
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-35769	46-2950970
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 416-3400
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement of Robert Thomson
On March 9, 2016, News Corporation (the "Company"), NC Transaction, Inc., a subsidiary of the Company ("NC Transaction"), and Robert Thomson, Chief Executive Officer of the Company, entered into an Amended and Restated Employment Agreement (the "Amended and Restated Thomson Agreement"). The Amended and Restated Thomson Agreement extends Mr. Thomson's term of employment until June 30, 2019 and amends the annual bonus and long-term incentive provisions such that, upon achievement of 100% of the performance metrics (which include financial performance targets) established and approved by the Compensation Committee, Mr. Thomson will be eligible to receive (i) a bonus of not less than $4,000,000 and (ii) an annual award under the Company's 2013 Long-Term Incentive Plan ("2013 LTIP") or any other performance-based long-term equity-based incentive program of not less than $5,000,000, in each case commencing with the fiscal year ending June 30, 2017. The effect of these changes is an increase in the at-risk performance-based portion of annual total target compensation under the Amended and Restated Thomson Agreement (assuming base salary, annual bonus target and annual award targets are set at the minimum levels).
In addition, the Amended and Restated Thomson Agreement expands the circumstances under which the Company may terminate Mr. Thomson's employment for "cause." The Amended and Restated Thomson Agreement provides that if Mr. Thomson's employment is terminated by the Company other than for cause, death or disability or by Mr. Thomson for good reason, Mr. Thomson will be entitled to receive, along with previously disclosed termination payments, the greater of (i) the compensation and other payments and benefits as though he continued to be employed through June 30, 2019 and (ii) his base salary and annual bonus for two years after the date of termination.
The description of the Amended and Restated Thomson Agreement is qualified in its entirety by the full text of the Amended and Restated Thomson Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Employment Agreement of Bedi Ajay Singh
Also on March 9, 2016, the Company, NC Transaction and Bedi Ajay Singh, Chief Financial Officer of the Company, entered into an Amended and Restated Employment Agreement (the "Amended and Restated Singh Agreement"). The Amended and Restated Singh Agreement extends Mr. Singh's term of employment until June 30, 2019, amends the base salary provision to provide that Mr. Singh will be entitled to receive an annual salary of not less than $1,300,000, and amends the annual bonus and long-term incentive provisions such that, upon achievement of 100% of the performance metrics (which include financial performance targets) established and approved by the Compensation Committee, Mr. Singh will be eligible to receive (i) a bonus of not less than $2,000,000 and (ii) an annual award under the 2013 LTIP or any other performance-based long-term equity-based incentive program of not less than $2,200,000, in each case commencing with the fiscal year ending June 30, 2017. The effect of these changes is an increase in the at-risk performance-based portion of annual total target compensation under the Amended and Restated Singh Agreement (assuming base salary, annual bonus target and annual award targets are set at the minimum levels).
In addition, the Amended and Restated Singh Agreement expands the circumstances under which the Company may terminate Mr. Singh's employment for "cause." The Amended and Restated Singh Agreement provides that if Mr. Singh's employment is terminated by the Company other than for cause, death or disability or by Mr. Singh for good reason, Mr. Singh will be entitled to receive, along with previously disclosed termination payments, the greater of (i) the compensation and other payments and benefits as though he continued to be employed through June 30, 2019 and (ii) his base salary and annual bonus for two years after the date of termination.

The description of the Amended and Restated Singh Agreement is qualified in its entirety by the full text of the Amended and Restated Singh Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated March 9, 2016, among News Corporation, NC Transaction, Inc. and Robert Thomson.
10.2	Amended and Restated Employment Agreement, dated March 9, 2016, among News Corporation, NC Transaction, Inc. and Bedi Ajay Singh.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: March 9, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated March 9, 2016, among News Corporation, NC Transaction, Inc. and Robert Thomson.
10.2	Amended and Restated Employment Agreement, dated March 9, 2016, among News Corporation, NC Transaction, Inc. and Bedi Ajay Singh.